EXHIBIT 10


                   COMPUTERIZED PROCESS SOFTWARE AGREEMENT
                            (LEASES AND SERVICES)

               This lease and service agreement, hereinafter

          "Agreement," is made and entered into effective May 3, 1995, by and between ROFAN AUTOMATION AND INFORMATION

          SYSTEMS B.V. (hereinafter "Lessor") and GRUPPO LEPETIT
          S.p.A. (hereinafter "Lessee"), located at:

               LESSOR:             ROFAN AUTOMATION AND INFORMATION
                                   SYSTEMS. B.V.
               Address:            Aert van Nesstraat 45
                                   3012 CA Rotterdam, The Netherlands

               Corporation of:  Kingdom of the Netherlands

               Authorized leasing representative for MOD5 SYSTEMS.

               LESSEE:             GRUPPO LEPETIT S.p.A.
               Address:            Via Roberto Lepetit 8
                                   20020 Lainate, Italy

               Corporation of:  Italy

               Lessor and Lessee hereby agree this Agreement consists in its entirety of this executed covering document and the following attachments:
               APPENDIX A - SERVICE AGREEMENT

               APPENDIX B - MOD5 SPECIAL SERVICE ADDENDUM
               SCHEDULE 1 - LEASED MOD5 SOFTWARE

               Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor in accordance with the terms and conditions of this Agreement MOD5 SOFTWARE as delineated in Schedule 1 to integrally generate, transmit and manage process control at the PLANTS listed in Schedule 1 attached hereto and made a part hereof. This Agreement constitutes the entire understanding between Lessee and Lessor pertaining to all MOD5 SOFTWARE for Lessee's PLANTS and supersedes any prior or contemporaneous agreements and all negotiations, representations and proposals written or oral pertaining to this subject.

          1.   Definitions
               Terms used in this Agreement shall have the meanings

          ascribed to them as follows:


               1.1   Software Definitions
                     (a) MOD5 SOFTWARE means (1) MOD5 CAN SOFTWARE,

          (2) SERIAL GRAPHICS SOFTWARE, and (3) GPI based on specially designed, direct digital control, redundant computer technology to provide process control and process operation information for execution on MOD5 HARDWARE.

                     (b) MOD5 SYSTEM is a specific implementation of MOD5 HARDWARE and MOD5 SOFTWARE in a PLANT. Within a given PLANT there may be one or more MOD5 SYSTEMS.

                     (c) MOD5 CAN SOFTWARE means MOD5 OVERHEADS including associated FIRMWARE, DOWTRAN SUPPORT TOOLS, AND MOD5 COMPILER.

                     (d) FIRMWARE is a physical means containing electronically retrievable information pertaining to MOD5 SOFTWARE.

                     (e) INTERFACE PROCESSOR is a functional
          interconnection within a system between the MOD5 OVERHEADS and other MOD5 SOFTWARE, which contains hardware, dedicated executable software, and FIRMWARE.

                    (f)  DOWTRAN is a specific language designed
          for the process control application engineer to convert and express the CONTROL SCHEMA into an APPLICATION PROGRAM for a manufacturing process. The APPLICATION PROGRAM is further transformed into COMPILED DOWTRAN using a MOD5 COMPILER.

                    (g)  MOD5 OVERHEADS means the redundantly
          deployed, executable operating system software and, optionally, protocol use rights, for the MOD5 COMPUTER that executes the COMPILED DOWTRAN and implements diagnostics, inputs, outputs, alarms and event logging.

                    (h) DOWTRAN SUPPORT TOOLS are utility programs which execute on the MINICOMPUTER to assist the application engineer in writing the APPLICATION PROGRAM in DOWTRAN.

                    (i)  APPLICATION PROGRAM is the set of
          sequential human readable representations of the evolving CONTROL SCHEMA in DOWTRAN, where the set is designated with an essentially consistent logical identifier.

                    (j) COMPILED DOWTRAN is the set of respective sequential instances of machine readable code, redundantly deployed, which results from the compilation process executed by the MOD5 COMPILER to convert the APPLICATION PROGRAM written in DOWTRAN into said machine readable code.

                    (k)  CONTROL SCHEMA comprises the entire
          collection of concepts, process dynamics and control models, and associated decision models which are referenced to define the APPLICATION PROGRAM.

                    (l) MOD5 COMPILER is a computer program which executes on the MINICOMPUTER to produce COMPILED DOWTRAN from the APPLICATION PROGRAM written in the DOWTRAN language.

                    (m) GPI means an executable subset of process information and related software specially designed and developed for execution on the MINICOMPUTER which displays and stores process information and related information to assist operations personnel.

                    (n)  SERIAL GRAPHICS SOFTWARE means Lessor
          supplied software, associated FIRMWARE, and protocol use rights to implement SERIAL GRAPHICS.

               1.2  Associated Hardware Definitions
                    (a)  MOD5 HARDWARE means a user defined
          hardware configuration designed to implement the MOD5 CAN SOFTWARE which comprises two or more MOD CANS, two or more MOD5 COMPUTERS, and one or more INTERFACE PROCESSORS. MOD5 HARDWARE further comprises the Lessor specified hardware (excluding FIRMWARE) resident within the MOD5 COMPUTER which is used in the linking of the MOD5 COMPUTER to at least one INTERFACE PROCESSOR.

                    (b) MOD CAN is a modular input/output device with associated electronics which receives inputs and originates output relative to PLANT instrumentation.

                    (c) MOD5 COMPUTER is a Lessor specified, high speed control computer.

                    (d)  MINICOMPUTER is a member of a family of
          computers manufactured by the Digital Equipment Corporation comprising VAX (or, optionally, AXP) hardware executing the currently supported version of the VMS (or, optionally, Open VMS) operating system specified by Lessor, said computers otherwise referred to as VAX/VMS (or, optionally, AXP/Open VMS) systems, to be separately acquired by Lessee.

                    (e) SERIAL GRAPHICS is a programmable display panel means which executes SERIAL GRAPHICS SOFTWARE for consistent holistic display of immediate (REAL-TIME) information, within the context of a fixed pictorial background, depicting the status of a set of PROCESS CONTROL SIGNALS in the domain of a particular APPLICATION PROGRAM as its derived COMPILED DOWTRAN executes on its affiliated redundant MOD5 COMPUTER system. The SERIAL GRAPHICS programmable display panel system communicates with its affiliated redundant MOD5 COMPUTER system using a network protocol.

               1.3  Miscellaneous Definitions

                    (a)  PROCESS CONTROL SIGNALS is the set of
          analog inputs, analog outputs, digital inputs, digital outputs and the individual instances of process variables contained within serial data messages transmitted to/from the MOD5 OVERHEADS utilized to implement an APPLICATION PROGRAM at a given PLANT.

                    (b)  HARDWARE CONSUMABLES include, without
          limitation, fuses, light bulbs, chart paper and other such utility sundry items.

                    (c)  REMEDIAL PRODUCT NOTICE is a change in
          hardware design and/or software design and/or announcements of procedures as may be desirable for continuing effectiveness.

                    (d) REAL-TIME is generally defined as a method of executing the MOD5 OVERHEADS in a MOD5 COMPUTER in which an event causes a given reaction within an actual time limit and wherein MOD5 COMPUTER actions are specifically controlled within the context of and by external conditions and actual times.

                    (e) PLANT means Lessee's facilities referred to in the attached Schedule 1. MOD5 SYSTEMS for such PLANT are specified by the number of CANS, and the installed version of computer processing unit(s), MOD5 OVERHEADS, GPI and DOWTRAN respectively.

                    (f) EFFECTIVE DATE is the date first set forth above.

          2.   Term
               The Term of this Agreement shall begin on the EFFECTIVE DATE hereof and, subject to the provisions herein for termination, shall continue for a period of five (5) years. Lessee may extend this Term for an additional six (6) months on ninety (90) days advance notice. Lessee may terminate this lease as to any MOD5 SYSTEM at any time during the Term of this agreement on ninety (90) days advance written notice to Lessor. The obligations of Article 6 shall survive any expiration or accelerated termination of this Agreement for a period of ten (10) years from the EFFECTIVE DATE.

          3.   Payments

               3.1 Lease Charges. Lease charges for MOD5 SOFTWARE leased hereunder are set forth in the accompanying
          Schedule 1. These charges shall be invoiced within thirty (30) days of the EFFECTIVE DATE and upon each yearly anniversary thereof during the term of this Agreement and shall be payable within thirty (30) days of receipt of an invoice therefor.

               3.2 Taxes. Lessee shall pay all taxes, however designated, which are levied or based on the lease including, without limitation, property taxes, local fees or excise taxes, but excluding taxes thereon based on income to Lessor. In the event Lessee defaults in the payment of any such tax, Lessor may pay such tax and shall be reimbursed by Lessee, with interest, as additional lease charges.

          4.   Terms of Possession and Use

               4.1 Lessor and Lessee agree that all MOD5 SOFTWARE leased by Lessor hereunder will be kept by Lessee in its sole possession and control and will at all times be located at the PLANTS designated in the attached
          Schedule 1.  The parties will mutually cooperate to keep
          Schedule 1 current as to installed MOD5 SYSTEMS at each

          PLANT.

               4.2 Lessee shall enjoy all rights of possession and use of MOD5 SOFTWARE leased hereunder subject to Lessor's rights under Paragraph 4.3, upon the occurrence of one or more of the following conditions:

                    (a)  Lessee breaches the secrecy
               obligations of Article 6;

                    (b)  Lessee fails to make payments within
               sixty (60) days after notice of payments in arrears;

                    (c)  Lessee ceases to own or control
               facilities in which MOD5 SYSTEMS are installed, unless Lessee's transfer of ownership or control occurs pursuant to Article 14;

                    (d)  Lessee ceases to use MOD5 SYSTEMS, or
               uses them for a purpose other than their original installation, or modifies them by integrally combining internal MOD5 SYSTEM physical or logical components with systems of others with the proviso that when switching from a MOD5 SYSTEM to a different process control system at a given PLANT the MOD5 SYSTEM may be operated (as far as reasonably possible in decoupled status) in parallel with the other system;

                    (e)  Lessor is prevented by a Force
               Majeure condition from supporting MOD5 SOFTWARE acquired by Lessee hereunder.

                    (f)  Lessee terminates this Agreement
               totally or in part as to any MOD5 SYSTEM.

               4.3  In the event one or more conditions of
          Paragraphs 4.2(a), (b), (c), (d), or (e) occurs, Lessor may terminate this Agreement and its support of MOD5 SYSTEMS and MOD5 SOFTWARE shall be returned to Lessor.
          In the event Lessee exercises rights of unilateral termination under Paragraph 4.2(f), Lessor will terminate its support of such MOD5 SYSTEM and MOD5 SOFTWARE associated with such SYSTEM shall be returned to Lessor, subject to Lessee rights specified in Article 5. Lessee will permit reasonable access of Lessor to the PLANTS to assist in the removal and return of MOD5 SOFTWARE.

          5.   Lessor Property

               5.1 Lessor and Lessee agree that all MOD5 SOFTWARE leased hereunder remains the personal property of Lessor or Lessor's grantor and, subject to Lessee's reasonable operating, safety and secrecy requirements, Lessee shall permit access of Lessor or Lessor's designee to the PLANTS at any time after termination of this Agreement to permit removal of the same. Lessee will keep and maintain the MOD5 SOFTWARE free and clear of all liens, charges and encumbrances.

               5.2 The glossaried and commented DOWTRAN language listing of the APPLICATION PROGRAM produced by Lessee shall be considered derivative software and, as such, it is owned by Lessee with the proviso that Lessee will diligently pursue protecting Lessor's interests pursuant to Article 6. To facilitate Lessee's understanding of the retained derivative APPLICATION PROGRAM, Lessee may also retain the accompanying DOWTRAN application training manuals and any cross references to sub-routine listings in the APPLICATION PROGRAM. Upon expiration of this lease these written materials retained by Lessee shall be considered proprietary information of Lessor licensed to Lessee subject to the terms of Article 6. The compiled DOWTRAN listing from the MOD5 COMPILER is property of and shall be returned to Lessor along with MOD5 SOFTWARE.

          6.   Confidentiality

               6.1  MOD5 SYSTEMS comprise unique, valuable,
          proprietary information. Lessee agrees to maintain and protect Lessor's interests in proprietary information and will accordingly keep all information pertaining to MOD5 SYSTEMS in confidence and not use the same except as is necessary to the enjoyment and exercise of the leases granted by Lessor hereunder at the PLANTS listed in the attached Schedule 1. Lessee will take diligent action to fulfill the foregoing obligations by instruction and agreement with its employees or agents respecting the confidentiality of this information and shall obtain from them their written commitments to comply with terms of confidentiality.

               6.2  Lessee shall adhere to the U.S. Export
          Administration Laws and Regulations and shall not knowingly reexport, directly or indirectly, any MOD5 SOFTWARE or MOD5 HARDWARE, or any technical data received from Lessor or the direct products of such technical data in violation of 15 CFR Part 779 of the U.S. Export Administration Regulations unless proper authorization of the U.S. Government and the written consent of Lessor have previously been obtained. No law of conflicts or choice of law shall supersede this provision.

          7.   Software Copies

               MOD5 SOFTWARE may only be copied, in whole or part, with proper inclusion of Lessor's copyright notice and any other proprietary notice required by Lessor, as necessary and incidental to the use of such software for archival and backup purposes or to replace a worn or defective copy. All such copies shall be subject to the terms and conditions of this Agreement and shall be kept and used at the designated PLANTS. If Lessee is unable to operate the MOD5 SOFTWARE on originally installed equipment, the MOD5 SOFTWARE may be transferred temporarily to another system during the period of equipment malfunction.

          8.   Warranties, Disclaimers and Validations

               8.1 THE EXPRESSED WARRANTIES HEREIN CONTAINED ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. Lessor warrants that MOD5 SOFTWARE as delivered will operate substantially as indicated in documentation provided by Lessor and will replace or provide instructions to adjust malfunctioning components of MOD5 SOFTWARE on receiving notice thereof from Lessee. Lessor will expeditiously address the notice with, alternatively at Lessor's discretion, replacement of the component with a currently available MOD5 SOFTWARE component or instructions for corrective logical modification of, or other accommodative procedure for, the MOD5 SOFTWARE addressing the malfunction.
          Lessee shall promptly, upon discovery, notify Lessor of any alleged deficiency which may exist.

               8.2 Lessor warrants that the MOD5 SOFTWARE as delivered by Lessor under this Agreement shall not infringe copyrights or patent rights of a third party existing on the EFFECTIVE DATE. Upon prompt written notice from Lessee providing all pertinent details of a claim of such asserted infringement, Lessor will undertake to investigate and at Lessor's expense to settle or to defend against such a claim, provided Lessee grants any necessary authority and gives its full support and cooperation, or to obtain the right for Lessee to continue to use the MOD5 SOFTWARE, or to replace or modify the allegedly infringing components of the MOD5 SOFTWARE which Lessor has so delivered to avoid any such claim that is found to be valid. Without prejudice to the generality of the foregoing, such expense shall extend to reasonable attorneys' fees incurred by Lessee in respect of such claim. If an award is rendered against Lessee, in any litigation that the Lessor defends hereunder for infringement by the components of the MOD5 SOFTWARE which Lessor has so delivered, then Lessor shall reimburse Lessee for damages and costs awarded by the judicial authority in respect to those components.

               8.3 Lessee acknowledges that it is responsible for each APPLICATION PROGRAM and is not relying on Lessor's skill or judgment to select or furnish MOD5 SOFTWARE and associated MOD5 HARDWARE suitable for operation of a particular manufacturing process and that there are no warranties which are not contained in this Agreement. Lessee acknowledges that it has made the selection of the associated MOD5 HARDWARE. Lessor shall not be liable for special, incidental or consequential damages arising out of or in connection with the performance of systems utilizing MOD5 SOFTWARE and associated MOD5 HARDWARE. Lessor shall not be responsible for any loss or damage caused by, nor shall any payments due hereunder abate by reason of, any interruption in or loss of service or sue of the equipment or any part thereof arising from any reason not solely attributable to Lessor. Without limiting the generality of the foregoing, examples of the foregoing include errors in the APPLICATION PROGRAM, normal wear and tear of the MOD5 SOFTWARE, or gradual deterioration of the MOD5 SOFTWARE.

               8.4  Lessor's total obligation after the EFFECTIVE
          DATE under this Article shall in no event exceed one hundred percent (100%) of the total amount of the payments actually received by Lessor under this Agreement.

               8.5 Whenever and to the extent validation of MOD5 SYSTEMS has occurred under FDA regulations to date, Lessee shall retain those reports in support of validation. If revalidation of the process control system is necessary because of extended requirements of the FDA regulations, Lessor shall provide information reasonably required.

               8.6 With regard to any FDA validations in progress, or those to be conducted in the future, Lessor shall provide information reasonably required under FDA regulations with respect to MOD5 SYSTEMS validation.

          9.   Liability, Indemnity and Risk of Loss
               Lessee assumes all risks and liabilities, whether or not covered by insurance, and shall indemnify and hold Lessor and its employees harmless for any liability, claim, loss, damage or expense for injuries to or deaths of persons and for damage to property, howsoever arising from or incident to the possession, use, operation or storage of MOD5 SOFTWARE and associated MOD5 HARDWARE, and operation of the MOD5 SYSTEM, save and except for any matter attributable to the sole negligence or willful misconduct of Lessor. Said assumption of risks and liabilities by Lessee shall apply whether such injury or death to persons be to agents or employees of Lessee or be to third persons and whether such damage be to property of Lessee or to property of others.

          10.  MOD5 SOFTWARE Maintenance and Support
               10.1 Throughout the Term hereunder after installation of the MOD5 SOFTWARE, Lessee shall maintain site conditions to provide an acceptable operating environment for the MOD5 SOFTWARE as referenced in documentation provided by Lessor. Lessee is responsible for maintenance not provided under the Service Agreement attached hereto as Appendix A and installation of the MOD5 SOFTWARE. Lessee will maintain the MOD5 SOFTWARE in a current and up-to-date condition adapting the APPLICATION PROGRAM to accommodate REMEDIAL PRODUCT NOTICES when recommended by Lessor, which will be supplied by Lessor or by vendors approved by Lessor.
          Such adaptations will normally address operating reliability. Lessor will counsel Lessee, as requested pursuant to the attached Service Agreement, to accomplish the foregoing and Lessee shall permit Lessor or Lessor's designee access to the MOD5 SOFTWARE for providing any necessary assistance, such access to include network access if deemed appropriate.

               10.2 Lessor agrees to supply Maintenance and Support Services for MOD5 SOFTWARE, including maintenance and adjustment of associated MOD5 HARDWARE, solely in accordance with the Service Agreement which is incorporated as Appendix A of this Agreement. Lessor is not responsible for supply, maintenance and adjustment of the MINICOMPUTER, and other commercially sourced computer(s) or commercially sourced operating system(s) used in association with MOD5 SOFTWARE.

               10.3 Subject to Lessee's reasonable operating, safety and secrecy requirements, Lessee shall grant Lessor PLANT access to the MINICOMPUTER and other commercially sourced computer(s) used with MOD5 SOFTWARE during normal working hours for inspection and installation of REMEDIAL PRODUCT NOTICES and for any other reasonable purpose, such access to include network access if deemed appropriate. Lessee shall immediately notify Lessor of all details concerning any malfunction arising out of the alleged or apparent improper manufacture, functioning or operation of the MOD5

          SOFTWARE.

               11.  Notices

               Lessee and Lessor agree that notices required hereunder shall be deemed received the seventh day after mailing, if mailed air postage prepaid to Lessor Lessee as the case may be at their respective address given below.

                    If to Lessor, to:

                               Rofan Automation and Information
                               Systems B.V.
                               P.O. Box 48
                               4530 AA Terneuzen, The Netherlands
                               Attention:  Hans Naninck, Director

                    If to Lessee, to:

                               Gruppo Lepetit S.p.A.
                               Via Roberto Lepetit 8
                               20020 Lainate, Italy

                               Attention:

          Either party may change such address for notice by sending to the other party a written notice.

          12.  Severability
               Any provision hereof prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without invalidating the remaining provisions of this Agreement. In the event a material provision is affected, the parties shall reformulate their mutual undertakings in such manner as to preserve, as much as possible, their original intentions and objects of this Agreement, consistent with the laws of such jurisdiction.

          13.  Alterations

               Except for Lessee's remedial modification of APPLICATION PROGRAM, no alterations to MOD5 SOFTWARE shall be made without first obtaining in each instance the prior written approval of Lessor which approval shall be expeditiously considered and not be unreasonably withheld.

          14.  Conflicts and Assignability

               This Agreement does not operate as an acceptance of any conflicting terms or conditions and shall prevail over any conflicting provision of any subsequent purchase order or other instrument of Lessee, it being understood that any purchase order or the request of Lessee acted upon by Lessor shall be for the convenience of Lessee only but shall not operate to amend or modify in any respect the terms hereof. This Agreement may only be altered, modified, supplemented or deviated from by further agreement in writing executed by an authorized representative of each Lessor and Lessee. Lessee and Lessor acknowledge that by executing this Agreement each has reviewed the attachments listed above and each agrees to be legally bound and dutifully perform its obligations thereunder. Lessor reserves the right to assign this Agreement to a parent, affiliate or sister company of Lessor, but otherwise this Agreement shall not be assignable by either party except to a successor of the entire PLANT, which undertakes all obligations assumed by Lessee hereunder by an agreement executed and copied to Lessor and to whom Lessor has no reasonable objection.

          15.  Applicable Law
               The laws of the Kingdom of the Netherlands shall be applied in the construction and interpretation of this Agreement. No law of conflicts or choice of law shall supersede this provision except as provided in Article 6.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives.

          LESSOR:                          LESSEE:

          ROFAN AUTOMATION AND
          INFORMATION SYSTEMS B.V.         GRUPPO LEPETIT S.p.A.

          By:/s/ John C. Lillich           By:/s/ Helio Giglio

          Name:  John C. Lillich           Name:  Helio Giglio


          Title: Attorney In Fact          Title: Controller

          Date:  May 3, 1995               Date:  May 3, 1995

          By:/s/ Jane M. Gootee

          Name:  Jane M. Gootee

          Title: Attorney In Fact

          Date:  May 3, 1995


                                   APPENDIX A

                                SERVICE AGREEMENT

                                   MAINTENANCE

          1.   Services

               (i) To facilitate efficient use of MOD5 SOFTWARE, Lessor agrees to provide and Lessee agrees to acquire MOD5 SOFTWARE Maintenance Services as provided hereunder. Lessee has responsibility to acquire, through separate arrangements with Lessor or another party, reasonable MOD5 HARDWARE training and/or services necessary to apply DOWTRAN to the CONTROL SCHEMA and to remedially modify an APPLICATION PROGRAM.

               (ii) Maintenance Services for MOD5 SOFTWARE include the notification of and assistance for implementation, where necessary, of REMEDIAL PRODUCT NOTICES for MOD5 SOFTWARE and remedial maintenance consultation for MOD5 SOFTWARE, MOD5 HARDWARE, FIRMWARE and other maintenance conducted by Lessee. Repair of subassemblies and printed circuit boards will by done by Lessor for Lessee's account, i.e., at Lessee's expense, working with the vendor of such components. Acquisition and installation of HARDWARE CONSUMABLES shall be the responsibility of Lessee.

               (iii) Lessor shall provide backup support for MOD5 SOFTWARE and MOD5 HARDWARE after Lessee has undertaken reasonable effort to resolve any MOD5-related problem. Telephone support shall be provided within 24 hours of notification of the problem and on-site service shall be provided within 48 hours of any such notification.

               (iv) Lessee shall be responsible for the appointment of one or more computer systems professionals or process control professionals fluent in the English language having a level of technical qualifications and experience acceptable to Lessor, whose acceptance will not be unreasonably withheld, as manager for the MOD5 SOFTWARE. The MOD5 SOFTWARE manager shall enter into a secrecy agreement with Lessor to protect Lessor's technology and shall cooperate with Lessor in enabling access to the MOD5 SOFTWARE when appropriate.

               (v) "Special Services" reasonably required by Lessee at its PLANT sites any time during the Term and upon termination of this lease, such as, for example, services that may be required to assist Lessee in completing FDA validations of process control in progress or for such technical support as may be reasonably necessary in switching from MOD5 process control to another process control system shall be provided by Lessor on reasonable notice for a period up to twelve (12) workdays (8 hours per workday) over each successive twelve (12) month period during the term of this lease measured from its EFFECTIVE DATE. Special Service workdays not used within a given twelve (12) month period shall not carry over to a subsequent period.

               (vi) Lessee and Lessor from time to time amy agree on additional or new Special Services beyond those agreed in this Agreement. Any such additional or new special Services may be agreed to in a MOD5 Special Service Addendum. For each separate request for services from Lessee, Lessor shall prepare and submit to Lessee a written service proposal.
          The parties shall discuss the service proposal and negotiate to agreement regarding the nature, scope, terms and detail of the work. If agreement on the total scope is reached, the parties shall develop a Special Service Addendum which shall define in detail the scope of services and tasks to be performed, the schedule for completion and the billing basis for such Special Services. Each MOD5 Special Service Addendum shall be effective only if signed by an authorized representative of each party. Each Special Service Addendum shall be sequentially numbered. A sample Special Service Addendum is attached as Appendix B.

          2.  Service Limitations

               Services are contingent upon the proper use of the MOD5 SOFTWARE and the acquisition of associated MOD5 HARDWARE suitable for running MOD5 SOFTWARE. Services do not include any of the following: electrical work external to the INTERFACE PROCESSOR, MINICOMPUTER, or other commercially sourced computer(s) or commercially sourced operating system(s) associated with the MOD5 SYSTEM; replacing or providing HARDWARE CONSUMABLES; refinishing MOD5 SOFTWARE; or maintenance of accessories, attachments, machines or other devices not provided by Lessor. Service shall not include practices which in Lessor's judgment are unsafe or impractical for Lessor to render because of alterations to the MOD5 SOFTWARE or connection of the PLANTS by mechanical or electrical means to machine devices furnished by a supplier other than Lessor. Service will not be performed on MOD5 SOFTWARE located in an unsafe or hazardous environment, as determined by Lessor. Service to be provided does not include service necessitated by elements external to the MOD5 SOFTWARE which are not within Lessor's operation or maintenance instructions or installation site preparation guidelines including, but not limited to, humidity, temperature, power failure, surges, air conditioning, grounding, static charge control, service resulting from accident, neglect, alterations, improper use or misuse of the MOD5 SOFTWARE or by repairs attempted by Lessee's personnel or service to a version other than the installed version of MOD5 SOFTWARE and MOD5 HARDWARE.

          3.   Service Charges

               (i) For Maintenance Services described in Article 1 performed at Lessee's PLANTS, Lessee shall pay Lessor a service charge in the amount of Lessor's standard charge for such services, plus reasonable travel and living expenses. This fee is presently U.S. $125.00 per hour.

               (ii) For home based maintenance and support services described in Article 1 above conducted at the home locations of Lessor and its suppliers, Lessee shall pay Lessor an annual fee as shown on Schedule 1 determined by multiplying the total number of MOD CANS on which MOD5 SOFTWARE is run by a standard service fee in U.S. Dollars.

               (iii) Special Services pursuant to Article 1(v) shall be without charge for up to 2 workdays in a single visit within each successive 12 month period during the Term of this lease. For additional workdays and additional visits within each 12 month period Lessee shall pay Lessor a professional consulting fee of U.S. $150.00 per hour for up to an additional 10 workdays. Lessee shall reimburse Lessor for reasonable travel and lodging expenses of such consultancy.

               (iv) Service charges accruing under this Article 3 will be invoiced and shall be payable within thirty (30) days of receipt of an invoice therefor. Payment for services shall be in U.S. Dollars. In the case of expenses incurred in another currency, such expenses shall first be translated by Lessor into U.S. Dollars using the daily average rate quoted in Amsterdam by Bank Mendes Gans for purchase of U.S. Dollars with the expense currency on the date of invoice, and then invoiced in U.S. Dollars to Lessee.


                                   APPENDIX B

                     MOD5 SPECIAL SERVICE ADDENDUM NO.
                      (Reference Article 1(vi) Appendix A)

          (A)  Scope of Special Services:

          (B)  Compensation:

          (C)  Term or Schedule of Completion:

          (D)  Changes to Scope of Services:

          (E)  Representatives:

          (F)  Responsibility for Reporting:

          (G)  Termination:

               This Special Service Addendum may be terminated (i) by either party with or without cause at any time upon 30 days written notice, or (ii) by the non-breaching party upon 2 days written notice in the event the other party fails to cure its breach of a material obligation under the Agreement or this Special Service Addendum within 20 days of its receipt of a notice alleging such breach from the other party. Upon termination of the Special Service Addendum, Lessor shall invoice Lessee for all services performed by Lessor under this Special Service Addendum prior to the termination for which Lessor was not previously compensated, and for expenses necessary to shut down the project.

          ACCEPTED AND AGREED, as of the later of the two dates noted in the signature blocks, by each Party's authorized representative.


          Lessor:                          Lessee:

          ROFAN AUTOMATION AND             GRUPPO LEPETIT S.p.A.
          INFORMATION SYSTEMS B.V.

          By:                              By:
          Name:                            Name:

          Title:                           Title:
          Date:                            Date:


                                  SCHEDULE 1

                             LEASED MOD5 SOFTWARE

                                NUMBER OF        LEASE          ANNUAL
SITE            PLANT           MOD CANS        CHARGES      SUPPORT FEES

BRINDISI,       FERMENTATION        5           NONE         U.S.$6,500.00
ITALY                                           (ANTEDATES
                                                  LEASING)

MOD5 SYSTEMS DESCRIPTION:

     NUMBER OF SYSTEMS:             1

     VERSION:
       CPU:                  MOD5 +
       OVERHEAD SOFTWARE:    REL. 0643
       GPI:                  REL. V 2.00
       DSS:                  REL. V 2.00
       MODSERVER
         HARDWARE:           AS STADE STANDARD
         SOFTWARE:           REL. V 2.0e

BRINDISI,    RIFA RECOVERY          2           U.S.$16,800.00  U.S.$2,600.00
ITALY
                                    5           NONE            U.S.$6,500.00
                                                (ANTEDATES
                                                  LEASING)

MOD5 SYSTEMS DESCRIPTION:

     NUMBER OF SYSTEMS:      2
     VERSION:
       CPU:                  MOD5 +
       OVERHEAD SOFTWARE:    REL. 0643
       GPI:                  REL. V 2.00
       DSS:                  REL. V 2.00
       MODSERVER
         HARDWARE:           AS STADE STANDARD
         SOFTWARE:           REL. V 2.0e


                                NUMBER OF        LEASE          ANNUAL
SITE            PLANT            MOD CANS       CHARGES      SUPPORT FEES

BRINDISI,       CHEMICAL             5      U.S. $16,800.00  U.S.$6,500.00
ITALY           DEVELOPMENT
                PILOT

MOD5 SYSTEM DESCRIPTION:

     NUMBER OF SYSTEMS:      1

     VERSION:
       CPU:                  MOD5 +
       OVERHEAD SOFTWARE:    REL. 0643
       GPI:                  REL. V 2.00
       DSS:                  REL. V 2.00
       MODSERVER
         HARDWARE:           AS STADE STANDARD
         SOFTWARE:           REL. V 2.0e

GARESSIO,    BUILDING 1      8 +      NONE          U.S.$11,700.00
ITALY
                             1 SPARE  (ANTEDATES
                                        LEASING)

MOD5 SYSTEM DESCRIPTION:

     NUMBER OF SYSTEMS:    2 + 1 SPARE
     VERSION:
       CPU:                MOD5 +
       OVERHEAD SOFTWARE:  COMPILER VERSION 6.43**
       GPI:                2.11
       DSS:                VAX VMS 5.5-2

*CPU MOD5 + TO BE REPLACED WITH MOD5E BY JULY 1995.

**A CHANGE TO COMPILER VERSION 7.7 IS PLANNED.



                                 NUMBER OF       LEASE          ANNUAL
SITE            PLANT            MOD CANS       CHARGES      SUPPORT FEES

GARESSIO,
ITALY           DISTILLERY           2          NONE           U.S.$2,600.00
                                                (ANTEDATES LEASING)

                                     1          U.S.$8,400.00  U.S.$1,300.00

                                 (TO BE INSTALLED
                                 BY JUNE 1995)

MOD5 SYSTEM DESCRIPTION:

NUMBER OF SYSTEMS:       2 + 1 SPARE
VERSION:
  CPU:                   MOD5 +
  OVERHEAD SOFTWARE:     COMPILER VERSION 6.43**
  GPI:                   2.11
  DSS:                   VAX VMS 5.5-2

*CPU MOD5 + TO BE REPLACED WITH MOD5E BY JULY 1995.

**A CHANGE TO COMPILER VERSION 7.7 IS PLANNED.

                                                ____________   ______________

TOTAL ANNUAL LEASE CHARGES:                     U.S.$42,000.00

TOTAL ANNUAL SUPPORT FEES:                                     U.S.$33,800.00



                      PERSONAL CONFIDENTIALITY AGREEMENT

          DECLARATIONS:

               The undersigned employee of GRUPPO LEPETIT S.p.A.
          (Gruppo) has certain responsibilities for maintaining and operating MOD5 SYSTEMS for manufacturing process control.

               The undersigned Affiliate of The Dow Chemical Company (Dow) is willing to continue supporting MOD5 SYSTEMS used by Gruppo according to the terms of the "Computerized Process Control Software Agreement" entered into between Affiliate and Gruppo with the proviso that the latter appoint a MOD5 SOFTWARE technical manager with appropriate competencies in the English language and pertinent technical qualifications.

          ASSURANCES:

               The undersigned acknowledges he/she has been assigned such responsibilities regarding MOD5 SYSTEMS by Gruppo and affirms:

               1. That he/she is familiar with the "Computerized Process Control Software Agreement" mentioned above, including those terms thereof regarding confidentiality of Information.

               2. That pursuant to the terms of the Agreement he/she will not disclose to others proprietary information about MOD5 SYSTEMS nor make any unauthorized copies of documents containing such information, and moreover agrees that no personal rights to sue any information acquired in working with MOD5 SYSTEMS are expressly or impliedly acquired hereunder.

               It is understood by the undersigned and Affiliate of Dow that these obligations shall not apply to Information which is or becomes part of the public domain through no fault of the undersigned or is received by the undersigned on a nonconfidential basis from a third party who is not under an obligation of confidence to Dow or a Dow Affiliate.

          ACCEPTED BY
                                                 ROFAN AUTOMATION AND
          Gruppo Representative:                 INFORMATION SYSTEMS
          B.V.

          By:                                    By:

          Name:                                  Name:
          Title:                                 Title:

          Date:                                  Date: